UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-11593	31-1414921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 8, 2011, The Scotts Miracle-Gro Company (the “Company”) issued a News Release reporting information regarding its results of operations for the three- and twelve-month periods ended September 30, 2011 and its financial condition as of September 30, 2011. The News Release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The News Release includes the following non-GAAP financial measures as defined in Regulation G:

Adjusted income (loss) from continuing operations and adjusted diluted income (loss) per share from continuing operations — These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business. In compliance with Regulation G, the Company has provided a reconciliation of adjusted income (loss) from continuing operations and adjusted diluted income (loss) per share from continuing operations to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP financial measures are provided solely for the purpose of complying with Regulation G and are not intended to replace or serve as substitutes for any of the Company’s GAAP financial measures.

Adjusted EBITDA — This measure is provided as a convenience to the Company’s lenders because adjusted EBITDA is a component of certain debt compliance covenants. Adjusted EBITDA, as defined by the Company’s credit facility, is calculated as net income or loss before interest, taxes, depreciation and amortization as well as certain other items such as the cumulative effect of changes in accounting, costs associated with debt refinancing, and other non-recurring, non-cash items affecting net income. In addition, non-recurring cash items affecting net income that are incurred between April 3, 2011 and June 30, 2012 in an aggregate amount not to exceed $40 million are also excluded from the determination of adjusted EBITDA. The Company’s calculation of adjusted EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by GAAP. The Company makes no representation or assertion that adjusted EBITDA is indicative of its cash flows from operations or results of operations. The Company has provided a reconciliation of income (loss) from continuing operations to adjusted EBITDA solely for the purpose of complying with Regulation G and not as an indication that adjusted EBITDA is a substitute measure for income from continuing operations.

The Company’s management believes that these non–GAAP financial measures are the most indicative of the Company’s ongoing earnings capabilities and that disclosure of these non–GAAP financial measures therefore provides useful information to investors or other users of the financial statements, such as lenders.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on November 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: November 8, 2011	By:	/s/ David C. Evans
Printed Name: David C. Evans
Title: Chief Financial Officer and Executive Vice President, Strategy and Business Development

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated November 8, 2011

The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on November 8, 2011